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June 12, 2000

                                                                       Exhibit B
Chase Securities Inc.
UBS Warburg LLC
Wit SoundView Corporation
As Representatives of the
 Several Underwriters
c/o Chase Securities Inc.
One Rush Street
San Francisco, California 94104

Ladies and Gentlemen:

The undersigned is a direct or indirect securityholder of Avistar
Communications Corporation (the "Company") and wishes to facilitate the public offering (the "Offering") of Common Stock of the Company ("Common Stock") pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), first filed with the Securities and Exchange Commission on June 9, 2000.

In consideration of the foregoing, and in order to induce you to act as underwriters in the Offering, the undersigned hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Chase Securities Inc., provided that you agree that such consent shall not be unreasonably withheld or delayed, for a period of 180 days from the effective date of the Registration Statement.

Notwithstanding the foregoing, if the undersigned is an individual or Revocable Trust, he or she may transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock either during his or her lifetime or on death by will or intestacy to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, substantially to the effect of the form hereof, pursuant to which each transferee shall agree to receive and hold such shares of Common Stock, or securities convertible into or exchangeable or exercisable for the Common Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For purposes of this paragraph, "immediate family" shall mean spouse, parent, stepparent, grandparent, mother-in-law, father-in-law, daughter-in-law, brother-in-law, child, stepchild, grandchild, brother or sister of the transferor and shall include adoptive relationships.
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In addition, notwithstanding the foregoing, the undersigned may pledge any such shares of Common Stock or securities convertible into or exchangeable or exercisable for the Company's Common Stock in connection with a bona fide loan transaction in which the pledgee acknowledges in writing the undersigned's obligations hereunder and which pledge does not permit the pledgee, directly or indirectly, to sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of those shares or any securities convertible into or exchangeable for or any other rights to purchase or acquire such shares during such 180-day period.

Further, the undersigned may convert shares of the Company's convertible preferred stock into shares of Common Stock and may exercise any options to purchase Common Stock, provided, in any such case, that the shares of Common Stock issued upon conversion or exercise shall remain subject to this Agreement.

The undersigned hereby waives any rights of the undersigned to sell shares of Common Stock or any other security issued by the Company pursuant to the Registration Statement, and acknowledges and agrees that for a period of 180 days from the effective date of the Registration Statement the undersigned has no right to require the Company to register under the Securities Act of 1933 such Common Stock or other securities issued by the Company and beneficially owned by the undersigned.

The undersigned understands that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock or other securities of the Company held by the undersigned except in compliance with this Agreement.

The undersigned acknowledges and agrees that this Agreement is being signed by the undersigned on his, her or its behalf, as well as on behalf of, and with respect to any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock owned by, Collaborative Holdings.




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In the event that the Offering is not completed on or before December 31, 2000, this Agreement shall be void and of no further effect.

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Very truly yours,



Dated:   July 2000                      /s/ R. Stephen Heinrichs, Trustee
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Signature                               Heinrichs Revocable Trust


Heinrichs Revocable Trust
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Printed Name and Title  R. Stephen Heinrichs, Trustee